UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




  Date of Report (Date of earliest event reported) February 6, 2005


                            LINKWELL CORPORATION
                            ---------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     FLORIDA
                               ------------------
                 (State or Other Jurisdiction of Incorporation)


     000-24977                                     65-1053546
-----------------------------          -------------------------------
 (Commission File Number)              (IRS Employer Identification No.)


No. 476 Hutai Branch Road, Baoshan District, Shanghai, China    200436
 ------------------------------------------------------------  --------
(Address of Principal Executive Offices)                       (Zip Code)



                                 (86)21-56689332
                              ---------------------
              (Registrant's Telephone Number, Including Area Code)


          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       [__]   Written communications pursuant to Rule 425 under the Securities
Act (17 CFR 230.425)

       [__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       [__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       [__] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

         Our subsidiary, Shanghai Likang Disinfectant High-Tech Company, Limited ("Likang") is engaged in business activities with Shanghai Likang Pharmaceuticals Technology Company, Limited, an affiliated entity. Messrs. Xuelian Bian and Wei Guan, our officer, directors and principal shareholders, are the shareholders of Shanghai Likang Pharmaceuticals Technology Company, Limited, owning 90% and 10%, respectively. We previously leased approximately 21,500 square feet of manufacturing space from Shanghai Likang Pharmaceuticals Technology Company, Limited for approximately $11,500 annually. On February 6, 2006 we entered into an asset purchase agreement with Shanghai Likang Pharmaceuticals Technology Company, Limited ("Seller") and Mr. Bian under which we purchased this leased building for $333,675. The funds representing the consideration had previously been advanced to the Seller and were reflected on our balance sheet at September 30, 2005 as due from an affiliate. The closing of the agreement is conditioned upon, among other things, the Seller delivering to us authorization duly authorized and executed by the appropriate governmental agency in China transferring the land use permit for the building to Likang and the Buyer receiving confirmation from their professional financial advisers and accountants, in form and substance satisfactory to them in their sole reasonable discretion, that the value of the building is not less than $333,675.

         In addition, on February 6, 2006, we entered into a stock purchase agreement with Mr. Gary Verdier, our former CEO, wherein we sold 100% of the stock of Aerisys Incorporated to Mr. Verdier in exchange for the assumption of all liabilities and obligation of Aerisys Incorporated. Prior to the share exchange agreement with Linkwell Tech Group, Inc. on May 2, 2006, Aerisys Incorporated, our sole and wholly-owned subsidiary, had represented our sole operations. Aerisys marketed and sold the Aerisys Intelligent Community (TM), a web-based software program and private, browser-based intranet product that allows schools to collaborate with parents and faculty each day on classroom homework, assignments, critical dates, team priorities and school news in a private forum, primarily to K through 12 private schools. Revenues from Aerisys Incorporated represented approximately 1% of our total net revenues for the nine months ended September 30, 2005, and we were not able to improve sales or business opportunities for Aerisys since May 2005.


Item 9.01         Financial Statements and Exhibits

         (c)      Exhibits


10.13 Stock Purchase Agreement dated February 6, 2006 with Gary Verdier for the purchase of the capital stock of Aerisys Incorporated.

10.14 Asset Purchase Agreement dated February 6, 2006 with Shanghai Likang Pharmaceuticals Technology Company, Limited.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.



                                           LINKWELL CORPORATION


                                          By:_/s/ Xuelian Bian
                                          -------------------------------
                                          Xuelian Bian, Chief Executive Officer


DATED:  February 6, 2006